Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	January 13, 2016

H.B. Fuller Reports Fourth Quarter 2015 Results

Fourth Quarter Adjusted Diluted EPS $0.691;

Fourth Quarter Diluted EPS $0.49;

Fiscal Year 2016 Adjusted Diluted EPS Guidance Set at $2.40 to $2.60

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter that ended November 28, 2015.

Items of Note for the Fourth Quarter of 2015:

■	Adjusted EBITDA[2] of $79 million, a record quarter;
■	Adjusted EBITDA margin[2] of 14.4 percent, up 220 basis points year-over-year; highest quarterly EBITDA margin achieved in past 8 years;
■	Strong operating cash flow and free cash flow; cash flow from operations of $57 million in the fourth quarter and $211 million in the 2015 fiscal year;
■	Constant currency revenue increased 5.0 percent compared to the prior year, driven by strong growth in Asia Pacific and Construction Products operating segments;
■	Adjusted gross profit margin[3] increased 390 basis points year-over-year.

Items of Note for 2016 Guidance:

■	Modest net revenue growth of approximately 1 percent, with about 4 percent constant currency growth offset by expected 3 percent negative foreign currency translation;
■	Adjusted diluted EPS plan of $2.40 to $2.60, an increase of approximately 15 percent versus the 2015 fiscal year;
■	Adjusted EBITDA of about $290 million, up about 100 basis points as a percentage of net revenue;
■	Core tax rate of 33 percent; Capital expenditures planned at $60 million;
■	2020 strategic plan to be unveiled at upcoming investor day on February 3, 2016, at Grand Hyatt Hotel in New York.

Fiscal 2016 Guidance:

We are introducing earnings guidance for the 2016 fiscal year. We expect net revenue of about $2.1 billion for the full year, which represents approximately 4 percent constant currency growth, offset by approximately 3 percent in expected negative foreign currency translation. Solid growth is planned for the Asia Pacific and Construction Products segments – the Asia Pacific region benefits from a full year of the acquired TONSAN business. The EIMEA and Americas Adhesives segments also are expected to return to low single-digit constant currency growth. Our target for full-year adjusted EBITDA is about $290 million, with a full-year EBITDA margin of about 14 percent. The primary driver of the EBITDA increase will be improvements in operational efficiency across all segments and the carryover benefit of lower raw material costs experienced in the second half of 2015. Based on our current plan for the geographic mix of our earnings, our core tax rate is expected to be 33 percent in 2016. We plan capital expenditures of about $60 million in 2016. The most significant capital projects for the year include the completion of our network expansion and upgrade for the Construction Products segment and the completion of our new greenfield site for adhesives production in Indonesia. Finally, we expect diluted EPS in a range of $2.40 to $2.60, which excludes non-recurring items, an improvement of 15 percent at the mid-point versus the 2015 fiscal year.

We have scheduled an Investor Event for February 3, 2016, in New York (also webcast). At that time, we will provide a comprehensive update on current business conditions as well as introduce a refreshed strategic plan looking forward to 2020.

Fourth Quarter 2015 Results:

Net income for the fourth quarter of 2015 was $25.0 million, or $0.49 per diluted share, versus net income of $10.7 million, or $0.21 per diluted share, in last year’s fourth quarter. Adjusted diluted earnings per share were $0.691, up about 8 percent versus the prior year’s adjusted result of $0.641.

Net revenue for the fourth quarter of 2015 was $548.1 million, up 0.1 percent versus the fourth quarter of 2014. Higher volume and higher average selling prices positively impacted net revenue growth by 4.8 and 0.2 percentage points, respectively. Foreign currency translation negatively impacted net revenue growth by 4.9 percentage points. Constant currency revenue grew by 5.0 percent year-over-year.

Adjusted gross profit margin3 was up 390 basis points versus the prior year, driven primarily by the benefit of effective price management and raw material cost management. Adjusted SG&A expense4 was up about 13 percent versus last year primarily due to the SG&A added by the TONSAN acquisition. Adjusted EBITDA2 in the fourth quarter was $79.2 million and 14.4 percent of adjusted net revenue5, up 18 percent and 220 basis points, respectively, from the prior year.

“We made solid progress on our path of continuous improvement in financial and operational results,” said Jim Owens, H.B. Fuller president and chief executive officer. “We met our revenue and profit expectations in the final quarter of the year, delivering EBITDA dollars at an all-time high. EBITDA margin was at 14.4 percent and all four of our segments exceeded 10 percent. Cash flow performance remained strong. Overall it was a year of building momentum with Europe strengthening each quarter, Tonsan integrating well and growing as planned and the Americas beginning to rebound from revenue declines caused by last year’s SAP issues. For 2016 our focus will be to build positive growth in our core Americas and EIMEA operating segments, while continuing to deliver the margin improvements we have committed to as part of our strategic plan. We are optimistic that the positive momentum created in 2015 will continue into 2016.”

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2015, we had cash totaling $119 million and total debt of $723 million. This compares to third quarter 2015 cash and debt levels of $86 million and $728 million, respectively. Sequentially, net debt was down by $38 million. Cash flow from operations was positive $57 million in the fourth quarter and $211 million for the year-to-date. Capital expenditures were $10 million in the fourth quarter and $59 million for the year.

Fiscal Year 2015 Results:

Income from continuing operations for the 2015 fiscal year was $88.4 million, or $1.71 per diluted share, versus income from continuing operations of $50.2 million, or $0.97 per diluted share, in the 2014 fiscal year. Adjusted total diluted earnings per share in the 2015 fiscal year were $2.171, down versus the prior year’s result of $2.331. Lower revenue in the Americas, the adverse impact of foreign exchange rates, high operating costs in our EIMEA segment and a higher core tax rate were key drivers of the year-over-year decline in adjusted diluted EPS. These negative factors were mostly offset by the successful integration of the TONSAN business and effective price and raw material cost management.

Net revenue for the 2015 fiscal year was $2,083.7 million, down 1.0 percent versus the 2014 fiscal year. Higher volume and higher average selling prices positively impacted net revenue growth by 4.5 and 0.5 percentage points, respectively. Constant currency revenue grew by 5.0 percent year-over-year. Foreign currency translation negatively impacted net revenue growth by 6.0 percentage points, or about $125 million in the 2015 fiscal year.

Adjusted gross profit margin for the year was up 160 basis points to 27.7 percent, driven primarily by the benefit of effective price management and raw material cost management, offset somewhat by foreign currency translation and excess costs associated with the continuous improvement phase of the EIMEA business integration project. Adjusted SG&A expense was up 5 percent versus the prior year, but down nearly 3 percent when adjusting for the additional SG&A expense added from TONSAN. Adjusted EBITDA margin was 12.8 percent, up 100 basis points versus the 2014 fiscal year.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter 2015 results on Thursday, January 14, 2016, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net revenue, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted EBITDA and adjusted diluted earnings per share does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For nearly 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2015 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in engineering adhesives, packaging, hygiene, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended November 29, 2014. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of		13 Weeks Ended	Percent of
	November 28, 2015	Net Revenue		November 29, 2014	Net Revenue
Net revenue	$548,104	100.0%		$547,674	100.0%
Cost of sales	(392,044)	(71.5%	)	(415,238)	(75.8%	)
Gross profit	156,060	28.5%		132,436	24.2%

Selling, general and administrative expenses	(103,846)	(18.9%	)	(93,499)	(17.1%	)
Special charges, net	(62)	(0.0%	)	(13,886)	(2.5%	)
Other income (expense), net	(1,219)	(0.2%	)	2,259	0.4%
Interest expense	(6,256)	(1.1%	)	(5,566)	(1.0%	)
Income before income taxes and income from equity method investments	44,677	8.2%		21,744	4.0%

Income taxes	(21,327)	(3.9%	)	(10,934)	(2.0%	)

Income from equity method investments	1,750	0.3%		(18)	(0.0%	)
Net income including non-controlling interests	25,100	4.6%		10,792	2.0%

Net income attributable to non-controlling interests	(109)	(0.0%	)	(114)	(0.0%	)
Net income attributable to H.B. Fuller	$24,991	4.6%		$10,678	1.9%

Basic income per common share attributable to H.B. Fuller	$0.50			$0.21

Diluted income per common share attributable to H.B. Fuller	$0.49			$0.21

Weighted-average common shares outstanding:
Basic	50,143			50,107
Diluted	51,194			51,296

Dividends declared per common share	$0.13			$0.12

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	November 28, 2015	November 29, 2014	November 30, 2013
Cash & cash equivalents	$119,168	$77,569	$155,121
Trade accounts receivable, net	364,704	341,307	331,125
Inventories	248,504	251,290	221,537
Trade payables	177,864	174,494	201,575
Total assets	2,052,307	1,869,006	1,873,028
Total debt	722,863	574,884	492,904

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of		52 Weeks Ended	Percent of
	November 28, 2015	Net Revenue		November 29, 2014	Net Revenue
Net revenue	$2,083,660	100.0%		$2,104,454	100.0%
Cost of sales	(1,515,617)	(72.7%	)	(1,571,164)	(74.7% )
Gross profit	568,043	27.3%		533,290	25.3%

Selling, general and administrative expenses	(397,558)	(19.1%	)	(383,449)	(18.2% )
Special charges	(4,654)	(0.2%	)	(51,501)	(2.4% )
Other income (expense), net	(2,465)	(0.1%	)	716	0.0%
Interest expense	(25,021)	(1.2%	)	(19,744)	(0.9% )
Income from continuing operations before income taxes and income from equity method investments	138,345	6.6%		79,312	3.8%

Income taxes	(55,855)	(2.7%	)	(34,348)	(1.6% )

Income from equity method investments	5,907	0.3%		5,187	0.2%
Income from continuing operations	88,397	4.2%		50,151	2.4%

Income from discontinued operations	(1,300)	(0.1%	)	-	0.0%
Net income including non-controlling interests	87,097	4.2%		50,151	2.4%

Net income attributable to non-controlling interests	(417)	(0.0%	)	(378)	(0.0% )
Net income attributable to H.B. Fuller	$86,680	4.2%		$49,773	2.4%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	1.75			1.00
Income from discontinued operations	(0.03)			-
	$1.72			$1.00

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	1.71			0.97
Income from discontinued operations	(0.03)			-
	$1.69			$0.97

Weighted-average common shares outstanding:[a]
Basic	50,274			50,006
Diluted	51,393			51,255

Dividends declared per common share	$0.51			$0.46

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	November 28, 2015	November 29, 2014
Net Revenue
Americas Adhesives	$225,497	$236,371
EIMEA	158,548	181,094
Asia Pacific	107,765	78,967
Construction Products	56,294	51,242
Total H.B. Fuller	$548,104	$547,674

Segment Operating Income[6]
Americas Adhesives	$37,126	$24,390
EIMEA	6,403	8,786
Asia Pacific	5,414	4,874
Construction Products	3,271	887
Total H.B. Fuller	$52,214	$38,937

Depreciation Expense
Americas Adhesives	$4,305	$4,374
EIMEA	4,426	4,823
Asia Pacific	2,579	1,395
Construction Products	1,285	1,070
Total H.B. Fuller	$12,595	$11,662

Amortization Expense
Americas Adhesives	$1,317	$1,340
EIMEA	1,605	1,830
Asia Pacific	1,869	452
Construction Products	2,147	2,136
Total H.B. Fuller	$6,938	$5,758

EBITDA[7]
Americas Adhesives	$42,748	$30,104
EIMEA	12,434	15,439
Asia Pacific	9,862	6,721
Construction Products	6,703	4,093
Total H.B. Fuller	$71,747	$56,357

Segment Operating Margin[8]
Americas Adhesives	16.5%	10.3%
EIMEA	4.0%	4.9%
Asia Pacific	5.0%	6.2%
Construction Products	5.8%	1.7%
Total H.B. Fuller	9.5%	7.1%

EBITDA Margin[7]
Americas Adhesives	19.0%	12.7%
EIMEA	7.8%	8.5%
Asia Pacific	9.2%	8.5%
Construction Products	11.9%	8.0%
Total H.B. Fuller	13.1%	10.3%

Adjusted EBITDA[2]
Americas Adhesives	$42,959	$34,259
EIMEA	15,978	18,780
Asia Pacific	13,110	8,018
Construction Products	7,106	5,775
Total H.B. Fuller	$79,153	$66,832

Adjusted EBITDA Margin[2]
Americas Adhesives	19.1%	14.5%
EIMEA	10.1%	10.4%
Asia Pacific	12.2%	10.2%
Construction Products	12.6%	11.3%
Total H.B. Fuller	14.4%	12.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	52 Weeks Ended	52 Weeks Ended
	November 28, 2015	November 29, 2014
Net Revenue
Americas Adhesives	$876,810	$920,679
EIMEA	605,064	719,787
Asia Pacific	368,736	275,809
Construction Products	233,050	188,179
Total H.B. Fuller	$2,083,660	$2,104,454

Segment Operating Income[6]
Americas Adhesives	$126,272	$103,339
EIMEA	11,881	30,521
Asia Pacific	17,174	9,317
Construction Products	15,158	6,664
Total H.B. Fuller	$170,485	$149,841

Depreciation Expense
Americas Adhesives	$16,874	$16,658
EIMEA	16,987	16,718
Asia Pacific	9,484	5,325
Construction Products	4,561	3,754
Total H.B. Fuller	$47,906	$42,455

Amortization Expense
Americas Adhesives	$5,298	$5,522
EIMEA	6,531	7,645
Asia Pacific	6,482	1,905
Construction Products	8,673	7,997
Total H.B. Fuller	$26,984	$23,069

EBITDA[7]
Americas Adhesives	$148,444	$125,519
EIMEA	35,399	54,884
Asia Pacific	33,140	16,547
Construction Products	28,392	18,415
Total H.B. Fuller	$245,375	$215,365

Segment Operating Margin[8]
Americas Adhesives	14.4%	11.2%
EIMEA	2.0%	4.2%
Asia Pacific	4.7%	3.4%
Construction Products	6.5%	3.5%
Total H.B. Fuller	8.2%	7.1%

EBITDA Margin[7]
Americas Adhesives	16.9%	13.6%
EIMEA	5.9%	7.6%
Asia Pacific	9.0%	6.0%
Construction Products	12.2%	9.8%
Total H.B. Fuller	11.8%	10.2%

Adjusted EBITDA[2]
Americas Adhesives	$150,215	$141,293
EIMEA	42,454	65,885
Asia Pacific	41,548	19,869
Construction Products	33,611	21,320
Total H.B. Fuller	$267,828	$248,367

Adjusted EBITDA Margin[2]
Americas Adhesives	17.1%	15.3%
EIMEA	7.0%	9.2%
Asia Pacific	11.3%	7.2%
Construction Products	14.4%	11.3%
Total H.B. Fuller	12.8%	11.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended November 28, 2015

	Americas Adhesives		EIMEA		Asia Pacific	Construction Products	Total HBF
Price	(0.6%	)	1.2%		(0.5% )	1.3%	0.2%
Volume	(2.9%	)	(4.3%	)	46.1%	8.6%	4.8%
Constant Currency Growth	(3.5%	)	(3.1%	)	45.6%	9.9%	5.0%

F/X	(1.1%	)	(9.4%	)	(9.1% )	0.0%	(4.9% )
	(4.6%	)	(12.5%	)	36.5%	9.9%	0.1%

52 Weeks Ended November 28, 2015

	Americas Adhesives		EIMEA		Asia Pacific	Construction Products	Total HBF
Price	0.4%		0.4%		(0.5% )	2.9%	0.5%
Volume	(4.3%	)	(2.3%	)	40.3%	20.9%	4.5%
Constant Currency Growth	(3.9%	)	(1.9%	)	39.8%	23.8%	5.0%

F/X	(0.9%	)	(14.0%	)	(6.1% )	0.0%	(6.0% )
	(4.8%	)	(15.9%	)	33.7%	23.8%	(1.0% )

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	November 28, 2015	November 29, 2014
Net income including non-controlling interests	$25,100	$10,792

Income from equity method investments	(1,750)	18
Income taxes	21,327	10,934
Interest expense	6,256	5,566
Other income (expense), net	1,219	(2,259)
Special charges	62	13,886
Segment Operating Income[2]	52,214	38,937

Depreciation expense	12,595	11,662
Amortization expense	6,938	5,758

EBITDA[3]	$71,747	$56,357

EBITDA margin[3]	13.1%	10.3%

	52 Weeks Ended	52 Weeks Ended
	November 28, 2015	November 29, 2014
Net income including non-controlling interests	$87,097	$50,151

Income from discontinued operations	1,300	-
Income from equity method investments	(5,907)	(5,187)
Income taxes	55,855	34,348
Interest expense	25,021	19,744
Other income (expense), net	2,465	(716)
Special charges	4,654	51,501
Segment Operating Income[2]	170,485	149,841

Depreciation expense	47,906	42,455
Amortization expense	26,984	23,069

EBITDA[3]	$245,375	$215,365

EBITDA margin[3]	11.8%	10.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	November 28, 2015	November 29, 2014
Net revenue	$548,104	$547,674
Cost of sales	(392,044)	(415,238)
Gross profit	156,060	132,436

Selling, general and administrative expenses	(103,846)	(93,499)
Segment operating income[2]	52,214	38,937

Depreciation expense	12,595	11,662
Amortization expense	6,938	5,758

EBITDA[3]	$71,747	$56,357

EBITDA margin[3]	13.1%	10.3%

	52 Weeks Ended	52 Weeks Ended
	November 28, 2015	November 29, 2014
Net revenue	$2,083,660	$2,104,454
Cost of sales	(1,515,617)	(1,571,164)
Gross profit	568,043	533,290

Selling, general and administrative expenses	(397,558)	(383,449)
Segment operating income[2]	170,485	149,841

Depreciation expense	47,906	42,455
Amortization expense	26,984	23,069

EBITDA[3]	$245,375	$215,365

EBITDA margin[3]	11.8%	10.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of			Adjusted	% of
		13 Weeks Ended	Net			13 Weeks Ended	Net
		November 28, 2015	Revenue	Adjustments		November 28, 2015	Revenue
Net revenue		$548,104	100.0%		$47	$548,151	100.0%
Cost of sales		(392,044)	(71.5%)		(1,033)	(391,011)	(71.3%)
Gross profit		156,060	28.5%		(1,080)	157,140	28.7%

Selling, general and administrative expenses		(103,846)	(18.9%)		(6,326))	(97,520)	(17.8%)

Acquisition and transformation related costs	(120)
Workforce reduction costs	39
Facility exit costs	19
Special charges, net		(62)	(0.0%)		(62)	-	0.0%

Other income (expense), net		(1,219)	(0.2%)		-	(1,219)	(0.2%)
Interest expense		(6,256)	(1.1%)		(75)	(6,181)	(1.1%)
Income before income taxes and income from equity method investments		44,677	8.2%		(7,543)	52,220	9.5%

Income taxes		(21,327)	(3.9%)		(2,636)	(18,691)	(3.4%)
- Effective tax rate		47.7%				35.8%

Income from equity method investments		1,750	0.3%		-	1,750	0.3%
Net income including non-controlling interests		25,100	4.6%		(10,179)	35,279	6.4%

Net income attributable to non-controlling interests		(109)	(0.0%)		-	(109)	(0.0%)
Net income attributable to H.B. Fuller		$24,991	4.6%		$(10,179)	$35,170	6.4%

Basic income per common share attributable to H.B. Fuller		$0.50			$(0.20)	$0.70

Diluted income per common share attributable to H.B. Fuller		$0.49		$	(0.20)	$0.69 [1]

Weighted-average common shares outstanding:
Basic		50,143			50,143	50,143
Diluted		51,194			51,194	51,194

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of			Adjusted	% of
		13 Weeks Ended	Net			13 Weeks Ended	Net
		November 29, 2014	Revenue		Adjustments	November 29, 2014	Revenue
Net revenue		$547,674	100.0%		$-	$547,674	100.0%
Cost of sales		(415,238)	(75.8%	)	(3,453)	(411,785)	(75.2% )
Gross profit		132,436	24.2%		(3,453)	135,889	24.8%

Selling, general and administrative expenses		(93,499)	(17.1%	)	(7,023)	(86,476)	(15.8% )

Acquisition and transformation related costs	(1,796)
Workforce reduction costs	(330)
Facility exit costs	(10,796)
Other related costs	(964)
Special charges, net		(13,886)	(2.5%	)	(13,886)	-	0.0%

Other income (expense), net		2,259	0.4%		-	2,259	0.4%
Interest expense		(5,566)	(1.0%	)	-	(5,566)	(1.0% )
Income before income taxes and income from equity method investments		21,744	4.0%		(24,362)	46,106	8.4%

Income taxes		(10,934)	(2.0%	)	4,027	(14,961)	(2.7% )
- Effective tax rate		50.3%			16.5%	32.4%

Income from equity method investments		(18)	(0.0%	)	(1,743)	1,725	0.3%
Net income including non-controlling interests		10,792	2.0%		(22,078)	32,870	6.0%

Net income attributable to non-controlling interests		(114)	(0.0%	)	-	(114)	(0.0% )
Net income attributable to H.B. Fuller		$10,678	1.9%		$(22,078)	$32,756	6.0%

Basic income per common share attributable to H.B. Fuller		$0.21			$(0.44)	$0.65

Diluted income per common share attributable to H.B. Fuller		$0.21			$(0.43)	$0.64 [1]

Weighted-average common shares outstanding:
Basic		50,107			50,107	50,107
Diluted		51,296			51,296	51,296

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of			Adjusted	% of
		52 Weeks Ended	Net			52 Weeks Ended	Net
		November 28, 2015	Revenue		Adjustments	November 28, 2015	Revenue
Net revenue		$2,083,660	100.0%		$1,002	$2,084,662	100.0%
Cost of sales		(1,515,617)	(72.7%	)	(9,205)	(1,506,412)	(72.3% )
Gross profit		568,043	27.3%		(10,207)	578,250	27.7%

Selling, general and administrative expenses		(397,558)	(19.1%	)	(12,245)	(385,313)	(18.5% )

Acquisition and transformation related costs	(715)
Workforce reduction costs	37
Facility exit costs	(3,664)
Other related costs	(312)
Special charges, net		(4,654)	(0.2%	)	(4,654)	-	0.0%

Other income (expense), net		(2,465)	(0.1%	)	-	(2,465)	(0.1% )
Interest expense		(25,021)	(1.2%	)	(260)	(24,761)	(1.2% )
Income from continuing operations before income taxes and income from equity method investments		138,345	6.6%		(27,366)	165,711	7.9%

Income taxes		(55,855)	(2.7%	)	3,935	(59,790)	(2.9% )
-Effective tax rate		40.4%			14.4%	36.1%

Income from equity method investments		5,907	0.3%		-	5,907	0.3%
Income from continuing operations		88,397	4.2%		(23,431)	111,827	5.4%

Income from discontinued operations		(1,300)			(1,300)	-
Net income including non-controlling interests		87,097			(24,731)	111,827

Net income attributable to non-controlling interests		(417)	(0.0%	)	-	(417)	(0.0% )
Net income attributable to H.B. Fuller		$86,680	4.2%		$(24,731)	$111,410	5.3%

Basic income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		1.75			(0.47)	2.22
Income from discontinued operations		(0.03)			(0.03)	-
Basic income per common share attributable to H.B. Fuller[4,a]		$1.72			$(0.49)	$2.22

Diluted income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		1.71			(0.46)	2.17 [1]
Income from discontinued operations		(0.03)			(0.03)	-
Diluted income per common share attributable to H.B. Fuller[4,a]		$1.69			$(0.48)	$2.17

Weighted-average common shares outstanding:
Basic		50,274			50,274	50,274
Diluted		51,393			51,393	51,393

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			% of		Adjusted	% of
		52 Weeks Ended	Net		52 Weeks Ended	Net
		November 29, 2014	Revenue	Adjustments	November 29, 2014	Revenue
Net revenue		$2,104,454	100.0%	$-	$2,104,454	100.0%
Cost of sales		(1,571,164)	(74.7% )	(15,475)	(1,555,689)	(73.9% )
Gross profit		533,290	25.3%	(15,475)	548,765	26.1%

Selling, general and administrative expenses		(383,449)	(18.2% )	(17,525)	(365,924)	(17.4% )

Acquisition and transformation related costs	(7,946)
Workforce reduction costs	(3,233)
Facility exit costs	(32,050)
Other related costs	(8,272)
Special charges		(51,501)	(2.4% )	(51,501)	-	0.0%

Other income (expense), net		716	0.0%	-	716	0.0%
Interest expense		(19,744)	(0.9% )	-	(19,744)	(0.9% )
Income from before income taxes and income from equity method investments		79,312	3.8%	(84,501)	163,813	7.8%

Income taxes		(34,348)	(1.6% )	16,438	(50,786)	(2.4% )
- Effective tax rate		43.3%		19.5%	31.0%

Income from equity method investments		5,187	0.2%	(1,743)	6,930	0.3%
Net income including non-controlling interests		50,151	2.4%	(69,806)	119,957	5.7%

Net income attributable to non-controlling interests		(378)	(0.0% )	-	(378)	(0.0% )
Net income attributable to H.B. Fuller		$49,773	2.4%	$(69,806)	$119,579	5.7%

Basic income per common share attributable to H.B. Fuller[a]		$1.00		$(1.40)	$2.39

Diluted income per common share attributable to H.B. Fuller		$0.97		$(1.36)	$2.33 [1]

Weighted-average common shares outstanding:
Basic		50,006		50,006	50,006
Diluted		51,255		51,255	51,255

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	13 weeks ended November 28, 2015			13 weeks ended November 29, 2014

	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS[a]	Income Tax	Taxes	EPS[a]
Income from continuing operations	$46,318	$21,327	$0.49	$21,612	$10,934	$0.21

Special charges, net	62	(698)	0.01	13,886	950	0.25
Acquisition project costs[b]	3,129	106	0.06	684	109	0.01
Construction Products[c]	350	(17)	0.01	1,015	387	0.01
EIMEA business integration costs[d]	3,393	253	0.06	1,078	82	0.02
Project ONE[e]	-	-	-	4,697	1,790	0.06
Discrete Tax Impact[f]	-	(2,412)	0.05	-	-	-
Other[g]	610	132	0.01	4,745	709	0.08
Adjusted Earnings	$53,862	$18,691	$0.69	$47,717	$14,961	$0.64

	For the year ended November 28, 2015			For the year ended November 29, 2014

	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
Income from continuing operations	$143,835	$55,855	$1.71	$84,121	$34,348	$0.97

Special charges, net	4,654	(49)	0.09	51,501	6,253	0.88
Acquisition project costs[b]	7,642	659	0.14	2,017	330	0.03
Construction Products[c]	4,772	1,668	0.06	1,015	387	0.01
EIMEA business integration costs[d]	5,753	433	0.10	6,470	949	0.11
Project ONE[e]	-	-	-	20,496	7,810	0.25
Other[g]	4,545	1,224	0.07	4,745	709	0.08
Adjusted Earnings	$171,201	$59,790	$2.17	$170,365	$50,786	$2.33

a	Income per share amounts may not add due to rounding
b	Non-recurring costs related to integrating and accounting for past and potential acquisitions
c	Non-recurring costs related to the ramp up of new business with Lowes and the combination of facilities in Illinois
d	Non-recurring costs related to inventory adjustments, plant inefficiencies and restructuring in EIMEA
e	Non-recurring costs related to the initial go-live event under Project ONE in North America in 2014
f	Non-recurring discrete tax items related to the full fiscal 2015 year
g	Non-recurring costs related to the completion and start-up of a new electronics facility in Yantai China and other non-recurring items

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following non-recurring costs listed on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; inventory adjustments, plant inefficiencies and restructuring in EIMEA related to operational efficiency improvement projects; integrating the Tonsan and ProSpec acquisitions; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; and the prior year’s implementation of SAP in North America. Fourth quarter 2015 results are also adjusted for discrete tax impacts. We have not made a comparable adjustment for these tax items for the full-year 2015 results.

[2]

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted EBITDA excludes non-recurring costs associated with: integrating the Tonsan and ProSpec acquisitions; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; the prior year’s implementation of SAP in North America; and inventory adjustments, plant inefficiencies and restructuring in EIMEA related to operational efficiency improvement projects. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted net revenue.

[3]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes non-recurring costs associated with: integrating the Tonsan acquisition; combining Construction Products facilities in Illinois; ramping up new business with Lowes; the start-up of a new electronics facility in Yantai China; and inventory adjustments and plant inefficiencies in EIMEA related to the business integration. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[4]

Adjusted SG&A expense is a non-GAAP financial measure which excludes non-recurring costs associated with: integrating the Tonsan and ProSpec acquisitions; ramping up new business with Lowes; restructuring charges in EIMEA related to operational efficiency improvement projects and the prior year’s implementation of SAP in North America.

[5]	Adjusted net revenue is a non-GAAP financial measure which excludes non-recurring sales discounts associated with ramping up new business with Lowes.
[6]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation.
[7]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[8]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.